Exhibit 99.1

Cycurion Secures $4.6 Million of Incremental Contract Awards

MCLEAN, Va., Sept. 10, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (“Cycurion” or the “Company”), a leading innovator in AI-driven cybersecurity and IT solutions, today announces an additional $4.6 million in new contracts to be earned over the next year, building on the previously announced $69 million in contracts, for a total of $73.6 million in AI-powered growth across multiple sectors. Leveraging its proprietary AI-enhanced Cyber Shield / ARx platform, the Company is driving over 15 engagements with contract durations ranging from 1 to 10 years, solidifying its leadership in delivering transformative technology solutions.

Key initiatives beginning in September 2025 driving this expanded growth include:

●	Delivering AI-powered IT and cybersecurity assessment services for a major county government, enhancing operational resilience and security with advanced threat detection

●	Partnering with a leading system integrator to support a critical health and human services IT implementation, leveraging AI to optimize and streamline essential operations

●	Providing AI-driven cybersecurity, business continuity, and disaster recovery solutions for a prominent healthcare organization, strengthening defenses against evolving threats through predictive analytics

●	Supporting the networking and cybersecurity infrastructure for a large federal government agency, utilizing AI to ensure secure, efficient, and resilient operations

●	Launching a significant engagement with a technology partner to deliver AI-enhanced solutions for another large county government, driving operational excellence

●	Expanding a strategic partnership to advance national computer-aided dispatch (CAD) and 911 initiatives, integrating AI to improve public safety outcomes and response times

With these new contracts launching in September 2025, Cycurion projects the $4.6 million run rate in additional contracts to contribute $2.1 million in the third quarter of 2025 and an additional $2.5 million by the end of the fourth quarter of 2025, further amplifying the impact of the previously announced $69 million in contracts, driven by its AI-powered innovations.

Through strategic partnerships, Cycurion is harnessing AI to capitalize on emerging cybersecurity opportunities, optimally positioning the Company in the AI-driven digital transformation landscape.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

These statements, including expectations for revenue conversion from the backlog, the benefits of the iQSTEL alliance and stock exchange, and the success of the digital currency strategy, are based on management’s current expectations and are subject to risks and uncertainties, including economic conditions, regulatory changes, and the Company’s ability to address liquidity concerns. For a discussion of these risks, please refer to Cycurion’s filings with the SEC.

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investors@cycurion.com

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